                                                                  Exhibit 10.12

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                            CONFIDENTIAL

                CONTENT LICENSE AND CO-BRANDED AREA AGREEMENT

This agreement ("Agreement") is entered into as of the 30th day of September, 1999 ("Effective Date"), by and between Excite, Inc., a wholly owned subsidiary of At Home Corporation, located at 450 Broadway, Redwood City, California 94063 ("Excite@Home"), and Embark.com, a California corporation, located at 111 Townsend Street San Francisco, CA 94107 ("Content Provider").

                               RECITALS

A. Excite@Home maintains a site on the Internet at http://www.Excite.com and owns and/or manages related narrowband Web sites worldwide (collectively, the "Excite Network") which, among other things, allow its users to search for and access content and other sites on the Internet.

B. Excite@Home maintains a broadband internet service currently available to subscribers.

C. Excite@Home also maintains and/or manages certain Web pages which may be delivered to users worldwide via email, desktop "channels" or Internet "push" technologies, and wireless technology (collectively, "Broadcast Pages") which may incorporate content supplied to Excite@Home by third parties for the purpose of providing value to Excite@Home users and providing access to the content, products and/or services of such third parties.

D. Content Provider owns or has the right to distribute certain education and lifelong learning content and resources and maintains a related site on the Internet at http://www.embark.com (the "Content Provider Site") for which it wishes to generate increased traffic, user registrations and educational transactions.

E. Excite@Home and Content Provider wish to distribute Content Provider's content through the Excite Network, Broadcast Pages, and the Excite@Home broadband internet service, establish and maintain related co-branded pages in the Content Provider Site, establish links between the Excite Network, Excite@Home broadband internet service and the co-branded pages in the Content Provider Site and display banner advertising promoting Content Provider on the Excite Network .

Therefore, the parties agree as follows:

1.  PROMOTION ON THE EXCITE NETWORK

      a) Content Provider will publish to Excite@Home subsets of its content in an XML format (e.g. captions, brief 2 sentence descriptions, news headlines, pointers into longer descriptions and abstracts) in order for Excite@Home to integrate "portions" of the content into its search results, directory results and other areas of the Excite Network in order to drive traffic to the Co-Branded Area, as defined below ("Content"). Content Provider will also

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.
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                                                            CONFIDENTIAL


           provide database mappings necessary to maximize search integration for the Co-Branded Area.

      b) Excite@Home will create web pages incorporating the Content (the "Content Pages).

      c) Content Provider will be featured in relevant areas of the Excite Network through a display of the Content. Content will be displayed on the Excite Network as follows: programmed search results, on the home page of the Education Channel and the home pages of the following subchannels: [*] and subchannels as mutually agreed by the parties. Content Provider may be featured, outside the Education Channel, in additional areas that may include [*] and relevant subchannels including [*] and other areas as mutually agreed. In the event that Excite@Home alters the taxonomy of the Education Channel, Excite@Home will consider in good faith providing Content Provider similar placement in the new channel design. All placements are subject to change to conform to any redesign of the Excite Network, and/or changes/additions to platform or technology; provided, however, in no event will the placements be reduced in prominence or quality relative to the placements described above.

      d) The Content may be incorporated into certain additional pages in the Excite Network and reasonable excerpts or portions of the Content Previews may be incorporated into Broadcast Pages, at Excite@Home's discretion.

      e) Content Provider and Excite@Home will determine mutually agreeable methods for the transmission and incorporation of updates to the Content. Other than updates to the Content, Content Provider will not alter the Content without Excite@Home's prior consent.

      f) Excite@Home will have sole control over of the "look and feel" of the Excite Network. Excite@Home will have sole control over of the content, composition, "look and feel" and distribution of the Broadcast Pages. Excite@Home will have sole responsibility for providing, hosting and maintaining, at its expense, the Excite Network and for providing and delivering the Broadcast Pages.

      g) Content Provider will have sole responsibility for providing, at its expense, the Content to Excite@Home.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.
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                                                                 CONFIDENTIAL

2.  THE CO-BRANDED AREA

      a) Content Provider will design and create Web pages ("Co-Branded Pages" or, collectively, the "Co-Branded Area") with the functionality and content described in Exhibit A (the "Co-Branded Content"). Each Co-Branded Page will display the name and/or brands of Content Provider and Excite@Home in substantially similar size and prominence. The placement and appearance of branding shall be consistent with branding across the Excite Network, as it may be changed from time to time. Content Provider and Excite@Home will collaborate on the "look and feel" of the Co-Branded Pages including, but not limited to, the display, appearance and placement of the parties' respective names and/or brands and of advertising displayed on the Co-Branded Pages. Excite@Home will have final approval over the "look and feel" of the Co-Branded Pages, which approval will not be unreasonably withheld.

      b) The Co-Branded Area and Co-Branded Pages will comply with Excite@Home guidelines including but not limited to page performance standards, headers and other design/user interface standards.

      c) The Co-Branded Area will be hosted by Content Provider. The Co-Branded Area will be displayed on a URL masked to the Excite.com URL, or other URL as determined by Excite@Home and Excite@Home will receive page view and reach credit. Content Provider will have sole responsibility for providing and maintaining, at its expense, the Content Provider Site, the Co-Branded Area, the Co-Branded Content and any updates thereto.

      d) Each Co-Branded Page will include one or more links to the Excite Network. Excite@Home will supply Content Provider with the URLs for these links.

      e) Other than updates to the Co-Branded Content and to advertising displayed on the Co-Branded Pages, Content Provider will not change the Co-Branded Area without Excite@Home's prior consent, which consent will not be unreasonably withheld.

      f) Excite@Home may, upon thirty (30) days prior notice to Content Provider, request reasonable revisions to the Co-Branded Area as needed to reflect changes that will not adversely affect Content Provider, such as changes to Excite@Home "look and feel", Excite@Home's name and/or brand or changes to the URLs for the links to the Excite Network. Content Provider will use reasonable efforts to accommodate Excite@Home's requested changes within the fifteen (15) day period.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.
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                                                             CONFIDENTIAL


3.  BROADBAND DISTRIBUTION

      a) Content Provider will be featured on the Excite@Home Broadband Internet Service. The Broadband Internet Service will be subject to design, programming and look and feel standards that might be different than those on the Excite Network. Placement on the Broadband Internet Service will be substantially similar in the level of promotion as provided on the Excite Network. Broadband Internet Service means any Internet web site programmed by Excite@Home and designed for users of high speed internet connectivity.

      b) Each page of the Co-Branded Area for the Excite@Home Broadband Internet Service will display the name and/or brands of Content Provider and Excite@Home in substantially similar size and prominence. The placement and appearance of branding shall be consistent with branding across the Excite@Home Broadband Internet Service, as it may be changed from time to time.

4.  ADVERTISING AND FEES

      a) Excite@Home will be solely responsible for selling advertising on the Content Pages and Co-Branded Pages.

      b)   Content Provider will pay Excite@Home Total Fees as shown in Table
           A. Total Fees include Promotion Fees, Transaction Fees and Advertising Fees, as defined below. Total Fees will be due at the beginning of each applicable year and payable within thirty days of the beginning of each applicable year. Any Additional Transaction Payment, as defined below, due pursuant to Section 3(f) will be due within thirty (30) days of the end of each calendar quarter.

           TABLE A

           Total Fees

           Year 1:  [*]

           Year 2:  [*]

           Year 3:  [*]

           Year 1 is defined as the twelve month period between October 1, 1999 and September 30, 2000. Year 2 is defined as the twelve month period between October 1, 2000 and September 30, 2001. Year 3 is defined as the sixteen month period between October 1, 2001 and January 31, 2003.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.
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                                                            CONFIDENTIAL

      c)   Allocation of Total Fees:

           (i)   [*]

                  [*]

                  Year 1:  [*]

                  Year 2:  [*]

                  Year 3:  [*]


           (ii)  [*]

                  Year 1:  [*]

                  Year 2:  [*]

                  Year 3:  [*]


           (iii) [*]

                  Year 1:  [*]

                  Year 2:  [*]

                  Year 3:  [*]


      d) Content Provider will pay Excite@Home on a quarterly basis [*] of the Transaction Gross Margins in excess of [*] per quarter in Year 1, [*] per quarter in Year Two and [*] per quarter in Year 3 which accrues to Content Provider during the applicable quarter and which are generated by applicants who are referred from the Co-Branded Areas of the Excite Network and the Excite@Home Broadband Internet Service ("Additional Transaction Fee"). Transaction Gross Margins means revenue from transactions such as [*] and [*] on the Co-Branded Areas less cost of goods sold.

      e) In order to drive additional traffic to the Co-Branded Area, in addition to the promotion and distribution provided in Sections 1 and 4, the Advertising Fee, as described above, will be applied to the purchase of available advertising banners and sponsorship inventory in the Education and [*] and other areas of Excite Network and/or

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                             CONFIDENTIAL

           Broadband Internet Service as mutually agreed. Excite@Home will provide advertising to Content Provider at preferred advertising rates.

      f) With each payment, Content Provider will provide to Excite@Home documentation reasonably detailing the calculation of the payment.

      g) Content Provider will maintain accurate records with respect to the calculation of all payments due under this Agreement. Excite@Home may, upon no less than thirty (30) days prior written notice to Content Provider, cause an independent Certified Public Accountant to inspect the records of Content Provider reasonably related to the calculation of such payments during Content Provider's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Excite@Home unless the payments made to Excite@Home are determined to have been less than ninety-five percent (95%) of the payment owed to Excite@Home, in which case Content Provider will be responsible for the payment of the reasonable fees for such inspection.

      h) Neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other. Notwithstanding the foregoing, either party hereby grants to the other the right to issue an initial press release, the timing and wording of which will be subject to the other party's reasonable approval, regarding the relationship between Excite@Home and Content Provider.

5.  COMMUNITIES AND REGISTRATION

      a) Co-Branded Pages will display links that point to Excite@Home community products which include message boards, chat, clubs, home pages, instant messaging, calendar, address book, email, photos and any other community products developed by Excite@Home during the term of this Agreement ("Community Products"). Content Provider will not feature non-Excite@Home community products on the Co-Branded Area without the written permission of Excite@Home.

      b) Content Provider will, at Excite@Home's discretion, integrate the Co-Branded Content with Excite@Home's Universal Registration System. Content Provider will integrate according to Excite@Home's technical and operational specifications. Each party will incur their own costs related to the integration.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                             CONFIDENTIAL

6.  USAGE REPORTS AND USER DATA

      a) Content Provider and Excite@Home will each provide the other via email usage reports containing the information set forth in Exhibit B ("Usage Reports"). Each Usage Report will cover a calendar month and will be delivered within fifteen (15) days following the end of the applicable month. The parties may, by mutual written agreement, alter the content and the timing of the delivery of the Usage Reports.

      b) CONTENT PROVIDER AND EXCITE@HOME WILL USE REASONABLE EFFORTS TO ENSURE THE ACCURACY OF THE USAGE REPORTS BUT NEITHER PARTY WARRANTS THAT THE USAGE REPORTS WILL CONFORM TO ANY SPECIFICATIONS AT ANY GIVEN TIME. NEITHER PARTY WILL BE HELD LIABLE FOR ANY CLAIMS AS THEY RELATE TO SUCH USAGE REPORTS, EXCEPT TO THE EXTENT THAT SUCH USAGE REPORTS SERVE AS THE BASIS FOR PAYMENTS UNDER THIS AGREEMENT.

      c) For the purpose of this Agreement, "User Data" shall mean all information submitted by a user (the "User") in the Co-Branded Area with the exception of data entered into a college's specific application or inquiry system, trading data, credit card numbers, checking account numbers, etc. "Individually Identifiable User Data" shall mean that subset of "User Data" which can be reasonably used to identify a specific individual such as their name, address, phone number, etc.

      d) Both parties acknowledge that any individual user of the Internet could be a customer of Excite@Home, Inc. and/or Content Provider through activities unrelated to this Agreement. Both parties further acknowledge that any User Data gathered independent of this Agreement, even for Users that utilize both party's services, shall not be covered by this Agreement.

      e) Both parties will provide to each other all User Data collected in the Co-Branded Area in connection with this Agreement within thirty (30) days following the end of each calendar month in a standard electronic format to be mutually agreed upon by the parties.

      f) The User Data shall be deemed to be the joint property of the parties, so long as the joint ownership of such data is not in violation of the privacy policy of either party, provided, however, Content Provider will provide Excite@Home the User Data set described in Section 6 (h) below [*]

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                              CONFIDENTIAL

           [*]

      g) Both parties agree that they will not sell, disclose, transfer, or rent the Individually Identifiable User Data to any third party, nor will either party use said Individually Identifiable User Data on behalf of any third party, without the express permission of the User. In such cases where User permission for dissemination of Individually Identifiable User Data has been obtained, Content Provider shall use all reasonable efforts to include and enforce within such dissemination contracts or agreements a requirement for the inclusion of an unsubscribe feature in all email communications generated by, or on behalf of, third party users of said Individually Identifiable User Data. Content Provider agrees that it will at all times maintain and comply with standards and privacy policy that are no less protective of User Data than the then current Excite@Home privacy policy and standards.

      h) Content Provider agrees that for all customer registrations, a minimum set of User Data shall be delivered in a format to be defined by Excite@Home and which shall from time to time be modified at Excite@Home's option. Nothing in this clause should be interpreted to prevent Content Provider from collecting additional information as is deemed desirable by mutual consent of both parties.

7.  CONTENT OWNERSHIP AND LICENSE

      a) Content Provider will retain all right, title and interest in and to the Content and the Co-Branded Content worldwide (including, but not limited to, ownership of all copyrights and other intellectual property rights therein). Subject to the terms and conditions of this Agreement, Content Provider hereby grants to Excite@Home a royalty-free, non-exclusive, worldwide license to use, reproduce, distribute, transmit and publicly display the Content in accordance with this Agreement and to sub-license the Content to Excite@Home's parent, wholly-owned subsidiaries or to joint ventures in which Excite@Home participates for the sole purpose of using, reproducing, distributing, transmitting and publicly displaying the Content in accordance with this Agreement.


      b) Excite@Home will retain all right, title, and interest in and to the Excite Network and the Broadcast Pages worldwide (including, but not limited to, ownership of all copyrights, look and feel and other intellectual property rights therein).

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                             CONFIDENTIAL


8.  TRADEMARK OWNERSHIP AND LICENSE

      a) Content Provider will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Excite@Home hereunder.

      b) Excite@Home will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Content Provider hereunder.

      c) Each party hereby grants to the other a non-exclusive, limited license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as established from time to time.

      d) Upon the expiration or termination of this Agreement, each party will cease using the trademarks, service marks and/or trade names of the other except:

           i)    As the parties may agree in writing; or

           ii)   To the extent permitted by applicable law.

9.  TERM

           The term of this Agreement will begin on the Effective Date and will end on January 31, 2003. The Agreement will automatically renew for terms of six (6) months each, unless either party notifies the other in writing at least thirty (30) days prior to automatic renewal that it does not wish to renew this Agreement.

10. PREMIER STATUS

           Content Provider will be the premier provider of college search, scholarship, financial aid, test preparation and online applications on the Education Channel. Excite@Home will use commercially reasonable efforts not to display content or banner advertising from Content Provider Competitors or otherwise promote, above the fold, the same content from the Content Provider Competitors. Content Provider Competitors mean Peterson's, College Board, [*], Princeton Review, and Kaplan. Upon written notice from Content Provider, Excite@Home will remove Content Provider Competitor advertising or promotion from the Co-Branded Area as described above.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                             CONFIDENTIAL

11. TERMINATION

      a) Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following the notice to the breaching party of the breach, with the following exceptions:

           (i) In the event of three or more errors, failures or outages of the Content or the Co-Branded Content in any thirty (30) day period, Excite@Home may elect to immediately terminate this Agreement upon written notice to Content Provider and enter into an other arrangements for the acquisition of similar content;

           (ii) Content Provider will ensure that the Content and Co-Branded Content will at all times be at least comparable to any other source of similar topical content available on the Internet in terms of the following factors, taken as a whole: (i) breadth and depth of coverage, (ii) timeliness of content updates and (iii) tools and functionality and
                 (iv) reputation and ranking based on a cross-section of third party reviewers in terms of features, functionality, quality and other qualitative factors. If the Content becomes less comparable, as described above, Excite@Home will inform Content Provider and provide Content Provider with thirty (30) days to update the Content. In the event that Content Provider fails to meet these quality criteria, Excite@Home may terminate this agreement on thirty (30) days written notice and enter into an other arrangements for the acquisition of similar content

           (iii) Notwithstanding the foregoing, Excite@Home may terminate this Agreement if Content Provider fails to pay any amount due hereunder and such non-payment remains uncured for twenty-one (21) days following notice to the Content Provider of non-payment.

      b) All payments that have accrued prior to the termination or expiration of this Agreement will be payable in full within thirty
           (30) days thereof.

      c)   The provisions of this Section, Section 12 (Confidentiality),
           Section 13 (Warranty and Indemnity), Section 14 (Limitation of Liability) and Section 15 (Dispute Resolution) will survive any termination or expiration of this Agreement.

12. CONFIDENTIALITY

      a) For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential" or "proprietary"; or information

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                             CONFIDENTIAL

           which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

      b) Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement,
           (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iii) the receiving party knew prior to receiving such information from the disclosing party or develops independently.

      c) Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

      d) Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

      e) The information contained in the Usage Reports provided by each party hereunder will be deemed to be the Confidential Information of the disclosing party.

      f) The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the written consent of the other party.

13. WARRANTY AND INDEMNITY

      a) Content Provider warrants that it owns, or has obtained the right to distribute and make available as specified in this Agreement, any and all content provided to Excite@Home or made available to third parties in connection with this Agreement.

      b) Content Provider warrants that the Content will comply with the description and technical specifications contained in Exhibit A. Content Provider warrants that the Co-Branded Content will comply with the description and technical specifications contained in Exhibit B.

      c) Content Provider will indemnify, defend and hold harmless Excite@Home, its affiliates, officers, directors, employees, consultants and agents from

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                             CONFIDENTIAL


           any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

           i) The breach of any warranty, representation or covenant in this Agreement;

           ii) Any claim that the Content or Co-Branded Content infringes or violates any third party's copyright, patent, trade secret, trademark, right of publicity or right of privacy or contains any defamatory content; or

           iii) Any claim arising from content displayed on the Content Provider Site other than the Co-Branded Content.

           Excite@Home will promptly notify Content Provider of any and all such claims and will reasonably cooperate with Content Provider with the defense and/or settlement thereof (which shall be under the control of Content Provider); provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Excite@Home in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Excite@Home's written consent (not to be unreasonably withheld or delayed) and Excite@Home may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

      d) Excite will indemnify, defend and hold harmless Content Provider, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

           i) Its breach of any warranty, representation or covenant in this Agreement; or

           ii) Any claim arising from content displayed on the Excite Network other than the Content or Co-Branded Pages.

           Excite's obligation to indemnify Content Provider is conditioned upon Content Provider promptly notifying Excite of any and all such claims, unless the failure to notify does not materially and adversely affect Excite's defense. Content Provider will reasonably cooperate with Excite with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Content Provider in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Content Provider's written consent (not to be unreasonably withheld or delayed) and Content Provider may have its own counsel in attendance at all

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                              CONFIDENTIAL

           proceedings and substantive negotiations relating to such claim at Content Provider's sole cost and expense.

      e) EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

14. LIMITATION OF LIABILITY

           EXCEPT UNDER SECTION 13(c), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EXCITE@HOME FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE AMOUNTS ACTUALLY PAID BY CONTENT PROVIDER TO EXCITE@HOME HEREUNDER.

15. DISPUTE RESOLUTION

      a) The parties agree that any breach of either of the parties' obligations regarding trademarks, service marks or trade names and/or confidentiality would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party's obligations regarding trademarks, service marks or trade names or confidentiality, the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction. For the purposes of this section only, the parties consent to venue in either the state courts of the county in which Excite@Home has its principal place of business or the United States District Court for the Northern District of California.

      b) In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the parties will refer the dispute(s) to a mutually acceptable mediator for hearing in the county in which Excite@Home has its principal place of business.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                             CONFIDENTIAL


      c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, cannot be resolved through good faith negotiation and mediation, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes. The arbitration will be held in the county in which Excite@Home has its principal place of business.

16. GENERAL

      a) ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld), except that no such consent will be required in connection with a merger, reorganization or sale of all, or substantially all, of such party's assets. Any attempt to assign this Agreement other than as permitted above will be null and void.

      b) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, notwithstanding the actual state or country of residence or incorporation of Content Provider.

      c) NOTICE. Any notice under this Agreement will be in writing and delivered by personal delivery, express courier, confirmed facsimile, confirmed email or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier, upon confirmation of receipt of facsimile or email or five (5) days after deposit in the mail. Notices will be sent to a party at its address set forth below or such other address as that party may specify in writing pursuant to this Section.

      d) NO AGENCY. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

      e) FORCE MAJEURE. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions.

      f) SEVERABILITY. In the event that any of the provisions of this Agreement are held by to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                             CONFIDENTIAL


      g) ENTIRE AGREEMENT. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.



Embark.com                          Excite, Inc.

By:    /s/ Alexander P. Doll          By:    /s/ Mark C. Stevens
       --------------------------            ----------------------------
Name:      Alexander P. Doll          Name:      Mark C. Stevens
       --------------------------            ----------------------------
Title: VP Strategy & Business Dev.    Title: EVP
       --------------------------            ----------------------------
Date:  September 30, 1999             Date:  30 September 1999
       --------------------------            ----------------------------

111 Townsend Street                   450 Broadway
San Francisco, CA  94107              Redwood City, California 94063
(415) 778-6262 (voice)                415.568.6000 (voice)
(415) 778-6263 (fax)                  415.568.6030 (fax)

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                             CONFIDENTIAL



                                 EXHIBIT A

           CONTENT AND FUNCTIONALITY DESCRIPTION FOR CO-BRANDED AREA


1. College & Universities database with detailed information on each, and links to their homepages

2.   Grad School Database (with similar information)

3.   Law school Database (with similar information)

4.   MBA Database (with similar information)

5.   ESL program listing (with a smaller number of profiles)

6.   Scholarship database

7. Financial aid road maps/information/calculators for College, MBA, law, and grad school applicants

8.   Choosing a major information for college applicants

9. Soft content and advice for College, grad, MBA, law, parents, and international students

10.  Links to WebApps and Recruiter

11. Test Preparation - initially SAT tools, practice tests and information [*], adding more tests later.

12. Other content to be mutually agreed such as Lifelong learning and Continuing Education, including database of online classes [*], English as a Second Language Programs, Alternative Education Opportunities, Take a Class and Online Education.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                             CONFIDENTIAL




                                  EXHIBIT B


                     DESCRIPTION AND FORMAT OF USAGE REPORTS

Content Provider will provide Excite@Home, on a monthly basis or on a basis that is mutually agreed by both parties, usage reports containing the following information:

- Total number of page views generated by links from the Excite Network to the Co-Branded Area.

Excite@Home will provide Content Provider, on a monthly basis or on a basis that is mutually agreed by both parties, usage reports containing the following information:

- Total number of page views generated by links from the Excite Network to the Content Pages.

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

                                                              CONFIDENTIAL



                                  EXHIBIT C

                             EXCITE@HOME COMPETITORS


Amazon.com
America OnLine, Netscape
AltaVista
Ask.com
Askjeeves
Broadcast.com
Disney
Dogpile.com
Geocities
Go Network
Goto.com
Go2net.com
HotBot
Infoseek
LookSmart
Lycos Network
Microsoft/Hotmail
Miningco.com
NBC
RealNetworks
Roadrunner
Search.com
Snap
Time Warner
Xoom
Yahoo

* Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.